Exhibit 99

Form 4 - Joint Filer Information

Name:		Frost Gamma Investments Trust

Address:		4400 Biscayne Boulevard
15th Floor
Miami, Florida 33137

Designated Filer:		Phillip Frost, M.D.

Issuer & Ticker Symbol:		PROLOR Biotech, Inc. (PBTH)

Date of Event Requiring
	Statement:	June 19, 2012

Signature:	/s/ Phillip Frost, M.D., Trustee
Phillip Frost, M.D., Trustee